EXHIBIT 4.1


                         FINANCIAL CONSULTING AGREEMENT

THIS AGREEMENT IS MADE BY AND BETWEEN GOLDEN PHOENIX MINERALS, A MINNESOTA BASED CORPORATION HAVING ITS PRINCIPAL OFFICE AT 3595 AIRWAY DRIVE, SUITE 405, RENO NV 89511 (THE "COMPANY"). AND Steven Heard, 3665 E Baylor 204-237, Largo, Florida 33771, (THE "CONSULTANT).

IN CONSIDERATION OF THE MUTUAL PROMISE CONTAINED HEREIN AND ON THE TERMS AND CONDITIONS HEREINAFTER SET FORTH, THE COMPANY AND CONSULTANT AGREE AS FOLLOW:

1. PROVISION OF SERVICES INVESTOR RELATIONS PROGRAM FOR GOLDEN PHOENIX MINERALS, INC., FOR THE NEXT (3) MONTHS.

      (B) CONSULTANT SHALL, TO THE EXTENT REASONABLY REQUIRED IN THE CONDUCT OF THE BUSINESS OF THE COMPANY, PLACE AT THE DISPOSAL AT THE PRIOR WRITTEN REQUEST OF THE PRESIDENT OF THE COMPANY, PROVIDE BUSINESS DEVELOPMENT AND CORPORATE FINANCE SERVICES TO THE COMPANY, INCLUDING WITHOUT LIMITATION THE FOLLOWING:

            (2)   TO WORK WITH HIS BROKER NETWORK AND LEADS FOR THE NEXT (3)
                  MONTHS.

                  D)    COMPLETE CALLING

                  E) COMPLETE FAXING (PRESS RELEASES AND CORPORATE PROFILES TO POTENTIAL SHAREHOLDERS AND INSTITUTIONS)

                  F) COMPLETE SUBSCRIPTIONS FOR INTERIM FINANCING CONSULTANT SHALL USE ITS BEST EFFORT IN THE FURNISHINGS OF ADVICE AND RECOMMENDATIONS, AND FOR THIS PURPOSE CONSULTANT AT ALL TIMES MAINTAIN OR KEEP AND MAKE AVAILABLE QUALIFIED PERSONS OR A NETWORK OF QUALIFIED OUTSIDE PROFESSIONALS FOR THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT. TO THE EXTENT REASONABLY PRACTICAL, CONSULTANT SHALL USE ITS OWN PERSONNEL RATHER THAN OUTSIDE PROFESSIONALS.

2.    COMPENSATION

      THE TOTAL COST FOR THE SERVICES IS 100,000.00 FREE TRADING SHARES OF STOCK IN GOLDEN PHOENIX MINERALS, INC. AS PAYMENT FOR THE CONSULTING AGREEMENT. PLEASE ISSUE STOCK CERTIFICATE TO STEVEN HEARD, TAX I.D. # ###-##-####.

3.    LIABILITY; INDEMNIFICATION

      (C) THE COMPANY SHALL INDEMNIFY, SAVE HARMLESS AND DEFEND CONSULTANT AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (INCLUDING WITHOUT LIMITATION THE OBSERVER) FROM, AGAINST AND IN RESPECT OF ANY LOSS DAMAGE, LIABILITY, JUDGMENT, COST OR EXPENSE WHATSOEVER, INCLUDING COUNSEL FEES, SUFFERED OR INCURRED BY IT OR HIM BY REASON OF, OR ON ACCOUNT OF, ITS STATUS OR ACTIVITIES AS A CONSULTANT TO THE COMPANY HEREUNDER (AND, IN THE CASE OF THE OBSERVER, HIS PARTICIPATION IN MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY), EXCEPT FOR ANY LOSS, DAMAGE, LIABILITY, JUDGMENT, COST OR EXPENSE RESULTING FROM WILLFUL MALFEASANCE, BAD FAITH OR GROSS NEGLIGENCE IN THE PERFORMANCE OF CONSULTANT'S DUTIES HEREUNDER.

      (D)   CONSULTANT SHALL INDEMNIFY, SAVE HARMLESS AND DEFEND THE COMPANY
            AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM, AGAINST AND IN RESPECT OF ANY LOSS, DAMAGE, LIABILITY, JUDGMENT, INCURRED BY IT OR HIM BY REASON OF, OR ON ACCOUNT OF WILLFUL MALFEASANCE, BAD FAITH OR GROSS NEGLIGENCE IN THE PERFORMANCE OF CONSULTANT'S DUTIES HEREUNDER.

5.    STATUS OF CONSULTANT

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      CONSULTANT SHALL AT ALL TIMES BE AN INDEPENDENT CONTRACTOR OF THE COMPANY
      AND, EXCEPT AS EXPRESSLY PROVIDED OR AUTHORIZED BY THIS AGREEMENT, SHALL HAVE NO AUTHORITY TO ACT FOR OR REPRESENT THE COMPANY.

5.    OTHER ACTIVITIES OF CONSULTANT

      THE COMPANY RECOGNIZES THAT CONSULTANT NOW RENDERS AND MAY CONTINUE TO RENDER MANAGEMENT AND OTHER SERVICES TO OTHER COMPANIES WHICH MAY OR MAY NOT HAVE POLICIES AND CONDUCT ACTIVITIES SIMILAR TO THOSE OF THE COMPANY; CONSULTANT SHALL BE FREE TO RENDER SUCH ADVICE AND OTHER SERVICES AND THE COMPANY HEREBY CONSENTS THERETO; CONSULTANT SHALL NOT BE REQUIRED TO DEVOTE ITS FULL TIME AND ATTENTION TO THE PERFORMANCE OF ITS DUTIES UNDER THIS AGREEMENT, BUT SHALL DEVOTE ONLY SO MUCH OF ITS TIME AND ATTENTION AS IT DEEMS REASONABLE OR NECESSARY FOR SUCH PURPOSES.

6.    TERM

      CONSULTING AGREEMENT WILL BECOME EFFECTIVE UPON RECEIPT OF SIGNED CONTRACT AND PAYMENT. (FOR 3 MONTHS)

7.    IN GENERAL

      THIS AGREEMENT SETS FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES WITH RESPECT TO ITS SUBJECT MATTER AND SUPERSEDES ALL PRIOR DISCUSSIONS, AGREEMENTS AND UNDERSTANDINGS OF EVERY AND ANY NATURE BETWEEN THEM WITH RESPECT THERETO. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


      IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE SIGNED BY THEIR RESPECTIVE OFFICERS OR REPRESENTATIVES DULY AUTHORIZED ON THE DAY AND YEAR FIRST ABOVE WRITTEN.


      GOLDEN PHOENIX MINERALS, INC.



      By: /s/ Steven Heard
          ----------------------------------
          Steven Heard



      By: /s/ Michael Fitzsimonds
          ----------------------------------
          Michael Fitzsimonds, President